Exhibit 3.1
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HAWKEYE 360, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
HawkEye 360, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).
DOES HEREBY CERTIFY:
1.    That the name of this corporation is HawkEye 360, Inc. (the “Corporation”). The Corporation was originally incorporated pursuant to the General Corporation Law on September 16, 2015 by the filing of a Certificate of Incorporation with the Secretary of State of Delaware. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 22, 2016, which certificate was amended by the filing with the Secretary of State of Delaware on June 26, 2017 of a First Amendment to Amended and Restated Certificate of Incorporation. A Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 10, 2018. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 5, 2019. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 9, 2021. A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 5, 2021, which certificate was amended by the filing with the Secretary of State of Delaware on December 20, 2021 of a Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation. A Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 7, 2023 (the “Restated Certificate”).
2.    That the Board of Directors of the Corporation (the “Board”) duly adopted resolutions proposing to amend and restate the Restated Certificate, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Restated Certificate be amended and restated in its entirety to read as follows:
FIRST: The name of this Corporation is HawkEye 360, Inc.
SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 111,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 77,003,772 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 7,312,500 are designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock”), 12,680,908 are designated Series A-2 Preferred Stock (“Series A-2 Preferred Stock”), 4,953,746 are designated Series A-3 Preferred Stock (“Series A-3 Preferred Stock,” and, collectively with Series A-1 Preferred Stock and Series A-2 Preferred Stock, “Series A Preferred Stock”), 11,574,841 are designated Series B Preferred Stock, (“Series B Preferred Stock”), 6,960,439 are designated Series C Preferred Stock (“Series C Preferred Stock”), 12,857,720 are designated Series D Preferred Stock (“Series D Preferred Stock”), 6,085,161 are designated Series D-1 Preferred Stock (“Series D-1 Preferred Stock”) and 14,578,457 are designated Series E Preferred Stock (“Series E Preferred Stock”),
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A.    COMMON STOCK
1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Seventh Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
B.    PREFERRED STOCK
The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to and imposed on the Preferred Stock are set forth below. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.
1.    Dividends.
1.1    The holders of outstanding shares of Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, on a pari passu basis, shall be entitled to receive dividends at the rate per annum of eight percent (8%) of the Series E Original Issue Price, Series D Original Issue Price or Series D-1 Original Issue Price, as applicable (as defined below) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable) (the “Series E, Series D and D-1 Dividends”); provided that, such Series E, Series D and D-1 Dividends shall be payable only when, as, and if declared by the Board and the Corporation shall be under no obligation to pay such Series E, Series D and D-1 Dividends until so declared. The right to receive dividends on shares of Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock (including the Series C Preferred Stock (other than the Series C Accruing Dividends), Series B Preferred Stock, Series A Preferred Stock or Common Stock) of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the Series C Accruing Dividends, which, for the avoidance of doubt, may be issued without compliance with this Subsection 1.1) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends payable pursuant to the first sentence of this Subsection 1.1, a dividend on each outstanding share of such Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, in an amount equal to (A) in the case of a dividend on Common Stock, Preferred Stock, or any class or series that is convertible into Common Stock, that dividend per share of such Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, as applicable, as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of such Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of such Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series E Original Issue Price, Series D Original Issue Price or Series D-1 Original Issue Price, as applicable; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, pursuant to this Subsection 1.1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock dividend, as applicable.
1.2    From and after the date of the issuance of any shares of Series C Preferred Stock, the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends at the rate per annum of four percent (4%) of the Series C Original Issue Price (as defined below) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Dividends”). The Series C Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided that, except as set forth in Subsection 2.2, such Series C Accruing Dividends shall be payable only when, as, and if declared by the Board and the Corporation shall be under no obligation to pay such Series C Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock (including Series B Preferred Stock, Series

A Preferred Stock or Common Stock) of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock, which, for the avoidance of doubt, may be issued without compliance with this Subsection 1.2) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends payable pursuant to the first sentence of this Section 1.2, a dividend on each outstanding share of such Series C Preferred Stock in an amount equal to (A) in the case of a dividend on Common Stock, Preferred Stock, or any class or series that is convertible into Common Stock, that dividend per share of such Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of such Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of such Series C Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series C Original Issue Price; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this Subsection 1.2 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred Stock dividend.
1.3    The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends at the rate per annum of eight percent (8%) of the Series B Original Issue Price (as defined below) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Dividends”); provided that, such Series B Dividends shall be payable only when, as, and if declared by the Board and the Corporation shall be under no obligation to pay such Series B Dividends until so declared. The right to receive dividends on shares of Series B Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock (including Series A Preferred Stock or Common Stock) of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock, the Series E, Series D and D-1 Dividends and the Series C Accruing Dividends, which, for the avoidance of doubt, may be issued without compliance with this Subsection 1.3) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends payable pursuant to the first sentence of this Section 1.3, a dividend on each outstanding share of such Series B Preferred Stock in an amount equal to (A) in the case of a dividend on Common Stock, Preferred Stock, or any class or series that is convertible into Common Stock, that dividend per share of such Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of such Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of such Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Subsection 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.
1.4    The holders of outstanding shares of Series A-2 Preferred Stock and Series A-3 Preferred Stock shall be entitled to receive, on a pari passu basis, dividends at the rate per annum of eight percent (8%) of the applicable Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock and Series A-3 Preferred Stock) (the “Series A-2/A-3 Dividends”); provided that, such Series A-2/A-3 Dividends shall be payable only when, as and if declared by the Board and the Corporation shall be under no obligation to pay such Series A-2/A-3 Dividends until so declared. The right to receive dividends on shares of Series A-2 Preferred Stock and Series A-3 Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of A-2 Preferred Stock and Series A-3 Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation that is junior to the Series A-2 Preferred Stock or Series A-3 Preferred Stock (including Series A-1 Preferred Stock or Common Stock) (other than dividends on shares of Common Stock payable in shares of Common Stock, the Series E, Series D and D-1 Dividends and the Series C Accruing Dividends, which, for the avoidance of doubt, may be issued without compliance with this Subsection 1.4) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends payable pursuant to the first sentence of this Subsection 1.4, on a pari passu basis, a dividend on each outstanding share of such Series A-2 Preferred Stock and Series A-3 Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of such Series A-2 Preferred Stock and/or Series A-3 Preferred Stock, as applicable, as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of such Series A-2 Preferred Stock and/or Series A-3 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of such Series A-2 Preferred Stock and/or Series A-3 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Original Issue Price of such Series A-2 Preferred Stock and/or Series A-3 Preferred Stock; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A-2 Preferred Stock and/or Series A-3 Preferred Stock pursuant to this Subsection 1.4 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A-2 Preferred Stock and Series A-3 Preferred Stock dividend.
1.5    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation other than dividends on shares of Common

Stock payable in shares of Common Stock, the Series E, Series D and D-1 Dividends, the Series C Accruing Dividends, the Series B Dividends, and the Series A-2/A-3 Dividends, which, for the avoidance of doubt, may be issued, in each case, without compliance with this Subsection 1.5 unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series A-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A-1 Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A-1 Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A-1 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A-1 Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A-1 Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A-1 Preferred Stock pursuant to this Subsection 1.5 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend for such holders.
1.6    For purposes hereof: (a) the “Series A-1 Original Issue Price” shall mean $0.4444 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock, (b) the “Series A-2 Original Issue Price” shall mean $1.2918 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock, (c) the “Series A-3 Original Issue Price” shall mean $3.2386 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-3 Preferred Stock, (d) the “Series B Original Issue Price” shall mean $6.0476 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock, (e) the “Series C Original Issue Price” shall mean $7.9880 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock, (f) the “Series D Original Issue Price” shall mean $11.7439 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock, (g) the “Series D-1 Original Issue Price” shall mean $11.1747 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock and (h) the “Series E Original Issue Price” shall mean $18.86343 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The Series A-1 Original Issue Price, Series A-2 Original Issue Price, Series A-3 Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series D Original Issue Price, Series D-1 Original Issue Price and Series E Original Issue Price are each sometimes referred to herein as the applicable “Original Issue Price.”
1.7    Notwithstanding anything in this section to the contrary, the Corporation shall not declare, pay or set aside any dividends on shares of Series B Preferred Stock unless the Corporation also declares, pays or sets aside a proportionate dividend on shares of all Series A Preferred Stock in accordance with this Section 1.
2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1    Preferential Payments to Holders of Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock.
2.1.1    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon, and (ii) the amount per share of such Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as the case may be, would have been payable had all shares of such Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Preferred Liquidation Amount” in the case of the Series E Preferred Stock, “Series D Preferred Liquidation Amount” in the case of the Series D Preferred Stock and “Series D-1 Preferred Liquidation Amount” in the case of the Series D-1 Preferred Stock).
2.1.2    If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, the full amount to which they shall be entitled under Subsection 2.1.1, the holders of shares of Series E Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.2    Preferential Payments to Holders of Series C Preferred Stock.
2.2.1    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid, after the payment of the Series E Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount and Series D Preferred Liquidation Amount, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series B Preferred Stock, Series A Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (ii) the amount per share of such Series C Preferred Stock as would have been payable had all shares of such Series C Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Preferred Liquidation Amount”).
2.2.2    If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the Series E Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount and Series D Preferred Liquidation Amount, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under Subsection 2.2.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.3    Preferential Payments to Holders of Series B Preferred Stock.
2.3.1    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid, after the payment of the Series E Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount, Series D Preferred Liquidation Amount and the Series C Preferred Liquidation Amount out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to the greater of (a) the Series B Original Issue Price, plus any dividends declared but unpaid thereon, and (b) the amount per share of such Series B Preferred Stock as would have been payable had all shares of such Series B Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Preferred Liquidation Amount”).
2.3.2    If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the Series E Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount, Series D Preferred Liquidation Amount and the Series C Preferred Liquidation Amount, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under Subsection 2.3.1, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.4    Preferential Payments to Holders of Series A Preferred Stock.
2.4.1    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, after the payment of the Series E Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount, Series D Preferred Liquidation Amount, the Series C

Preferred Liquidation Amount and the Series B Preferred Liquidation Amount out of the remaining assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to (i) with respect to the Series A-3 Preferred Stock, the greater of (a) the Series A-3 Original Issue Price, plus any dividends declared but unpaid thereon, and (b) the amount per share of such Series A-3 Preferred Stock as would have been payable had all shares of such Series A-3 Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event, (ii) with respect to the Series A-2 Preferred Stock, the greater of (a) the Series A-2 Original Issue Price, plus any dividends declared but unpaid thereon, and (b) the amount per share of such Series A-2 Preferred Stock as would have been payable had all shares of such Series A-2 Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event, and (iii), with respect to the Series A-1 Preferred Stock, the greater of (a) the Series A-1 Original Issue Price, plus any dividends declared but unpaid thereon, and (b) the amount per share of such Series A-1 Preferred Stock as would have been payable had all shares of such Series A-1 Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence to each series of Series A Preferred Stock is hereinafter referred to as the “Series A Preferred Liquidation Amount” applicable to such series of Series A Preferred Stock, and the Series A Preferred Liquidation Amount, Series B Preferred Liquidation Amount, Series C Preferred Liquidation Amount, Series D Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount and Series E Preferred Liquidation Amount are each sometimes referred to herein as the “Preferred Liquidation Amount”).
2.4.2    If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the Series E Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount, Series D Preferred Liquidation Amount, the Series C Preferred Liquidation Amount and the Series B Preferred Liquidation Amount, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under Subsection 2.4.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.5    Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the Series E Preferred Liquidation Amount, Series D-1 Preferred Liquidation Amount, Series D Preferred Liquidation Amount, the Series C Preferred Liquidation Amount, the Series B Preferred Liquidation Amount and the Series A Preferred Liquidation Amount, the remaining assets of the Corporation available for distribution to its stockholders, or in the event of a Deemed Liquidation Event, the consideration not payable to the holders of Series E Preferred Stock, Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.6    Deemed Liquidation Events.
2.6.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of Preferred Stock representing at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the “Requisite Holders”) (ii) the holders of at least two-thirds of the then outstanding shares of Series D-1 Preferred Stock, voting exclusively and as a single class on an as-converted to Common Stock basis (the “Series D-1 Supermajority Holders”) (unless, in connection with such Deemed Liquidation Event, the holders of Series D-1 Preferred Stock would receive at least $22.3494, plus any declared and unpaid dividends, pursuant to Section 2.1) and (iii) the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting exclusively and as a single class on an as-converted to Common Stock basis (the “Series E Majority Interest”) (unless, in connection with such Deemed Liquidation Event, the holders of Series E Preferred Stock would receive at least one times (1x) the Series E Preferred Liquidation Amount, pursuant to Section 2.1), elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:
(a)    a merger or consolidation in which
(i)    the Corporation is a constituent party or
(ii)    a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary thereof and the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
(b)    the sale, lease, transfer or other disposition in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation (including the exclusive license of all or substantially all of the intellectual property of the Corporation) and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
2.6.2    Effecting a Deemed Liquidation Event.
(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.6.1(a) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, and 2.5.
(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.6.1(a)(ii) or 2.6.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice (each, a “Redemption Notice”) to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Preferred Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall first ratably redeem each holder’s shares of Series E Preferred Stock, Series D-1 Preferred Stock and Series D Preferred Stock to the fullest extent of such Available Proceeds, and shall then redeem each holder’s shares of Series C Preferred Stock to the fullest extent of such remaining Available Proceeds, and shall then redeem each holder’s shares of Series B Preferred Stock to the fullest extent of such remaining Available Proceeds, and shall then redeem each holder’s Series A Preferred Stock to the fullest extent of such remaining Available Proceeds. After payments have been made to the Series E Preferred Stock, Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as required herein, then the Corporation shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.6.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
(i)    Each Redemption Notice shall state: (1) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem; (2) the date of redemption (the “Redemption Date”) and the amount to be paid to such holder; and (3) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.
(ii)    On or before the Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Available Proceeds for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.
2.6.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board.
2.6.4    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.6.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, and 2.5 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, and 2.5 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.6.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
3.    Voting.
3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.
3.2    Election of Directors. The holders of record of the shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A-1 Directors”), the holders of record of the shares of Series A-2 Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A-2 Directors”), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”), the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”), the holders of record of the shares of Series D-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D-1 Director”), the holders of record of the shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series E Director” and, together with the Series A-1 Directors, the Series A-2 Directors, the Series C Director, the Series D Director and the Series D-1 Director, the “Preferred Directors”), and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common

Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as separate classes, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, on an as-converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. Notwithstanding anything to the contrary in this Certificate of Incorporation, for administrative convenience, the Board may appoint the initial Series E Director without a separate action required by Corporation’s stockholders.
3.3    Preferred Stock Protective Provisions.
3.3.1    At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Requisite Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;
(b)    amend, waive, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation;
(c)    create, or authorize the creation of, or issue obligate itself to issue, shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Preferred Stock, Common Stock or any additional class or series of capital stock;
(d)    (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Stock in respect of any such right, preference or privilege;
(e)    sell, issue, sponsor, create or distribute, or cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute, any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens;
(f)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) repurchases or redemptions of, or dividends or distributions on, the Preferred Stock as expressly authorized herein or as authorized pursuant to the terms of the Purchase Agreement and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service (in accordance with the terms of equity award agreements with such persons); provided that, with respect to any repurchase or redemption of any shares of a series of Preferred Stock that is junior to the Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and/or Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution, or winding up of the Corporation, the payment of dividends, or right of redemption (other than any redemption or repurchase described under clauses (i) and (ii) hereof), the written consent or affirmative vote of the Requisite Holders under this Subsection 3.3.1(f) shall also include the Series C Majority Interest, the Series D Majority Interest, the Series D-1 Majority Interest and/or the Series E Majority Interest, as applicable;
(g)    alter the rights, preferences or privileges of the Preferred Stock;
(h)    increase or decrease the authorized number of directors constituting the Board;
(i)    create or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $50 million;
(j)    create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary of the Corporation (whether directly or indirectly); or
(k)    enter into any agreement or transaction with an Affiliate of the Corporation unless such agreement or transaction is on arms’ length terms and approved by the Board (as used in this Agreement “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person).
3.3.2    At any time when shares of Series A-2 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series A-2 Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-1 Preferred Stock, or (b) increase the authorized number of shares of Series A-2 Preferred Stock, in each case, without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Series A-2 Majority Interest (as defined below), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.3    At any time when shares of Series A-3 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series A-3 Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-1 Preferred Stock and Series A-2 Preferred Stock, or (b) increase the authorized number of shares of Series A-3 Preferred Stock, in each case, without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Series A-3 Majority Interest (as defined below), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.4    At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series B Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-1 Preferred Stock, Series A-2 Preferred Stock and/or Series A-3 Preferred Stock or (b) increase the authorized number of shares of Series B Preferred Stock, in each case, without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Series B Majority Interest (as defined below), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.5    At any time when shares of Series A-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series A-1 Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-2 Preferred Stock and/or Series A-3 Preferred Stock or (b) increase the authorized number of shares of Series A-1 Preferred Stock, in each case, without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Series A-1 Majority Interest (as defined below), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.6    At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series C Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and/or Series B Preferred Stock (it being understood that the Series C Preferred Stock shall not be affected differently by the creation of a new security senior to or on parity with the Series C Preferred Stock), (b) increase or decrease the authorized number of shares of Series C Preferred Stock, or (c) enter into, or be a party to, any material agreement or transaction with an Affiliate, director, or officer of the Corporation, or any holder (or any Affiliate of a holder) of shares of Common Stock representing 5% or more of the Corporation’s then issued and outstanding shares of Common Stock, determined on an as-converted to Common Stock basis (unless, with respect to this clause (c), such agreement or transaction has been approved by the Board of Directors of the Corporation, including the affirmative approval of the disinterested directors then serving), in each case without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Series C Majority Interest, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.7    At any time when shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series D Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock (it being understood that the Series D Preferred Stock shall not be affected differently by the creation of a new security senior to or on parity with the Series D Preferred Stock), (b) increase or decrease the authorized number of shares of Series D Preferred Stock, or (c) enter into, or be a party to, any material agreement or transaction with an Affiliate, director, or officer of the Corporation, or any holder (or any Affiliate of a holder) of shares of Common Stock representing 5% or more of the Corporation’s then issued and outstanding shares of Common Stock, determined on an as-converted to Common Stock basis (unless, with respect to this clause (c), such agreement or transaction has been approved by the Board of Directors of the Corporation, including the affirmative approval of the disinterested directors then serving), in each case without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Series D Majority Interest, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.8    At any time when shares of Series D-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series D-1 Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock (it being understood that the Series D-1 Preferred Stock shall not be affected differently by the creation of a new security senior to or on parity with the Series D-1 Preferred Stock), (b) create or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $50 million; provided that, for the avoidance of doubt, any indebtedness obligation shall be negotiated on an arm’s length basis, irrespective of whether the Corporation’s aggregate indebtedness would exceed $50 million (it being understood that any such indebtedness obligation being with an existing stockholder of the Corporation shall not, in and of itself, be construed to make such negotiation not arm’s length), or (c) authorize or issue any equity securities (or securities convertible into equity securities) ranking senior to or on parity with the Series D-1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, including through reorganization or reclassification of junior securities (unless, with respect to this clause (c), such authorization or issuance has been approved by the holders of a majority of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock, consenting or voting (as the case may be) together as a single class on an as-converted to Common Stock basis), in each case without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Series D-1 Majority Interest, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.9    At any time when shares of Series E Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, (a) alter or waive the rights, preferences or privileges of the Series E Preferred Stock in a manner adversely different from, or disproportionate to, the effect on the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock (it being understood that the Series E Preferred Stock shall not be affected differently by the creation of a new security senior to or on parity with the Series E Preferred Stock) or (b) increase or decrease the authorized number of shares of Series E Preferred Stock.
4.    Optional Conversion.
The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1    Right to Convert.
4.1.1    Conversion Ratio. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-1 Original Issue Price by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-2 Original Issue Price by the Series A-2 Conversion Price (as defined below) in effect at the time of the conversion. Each share of Series A-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-3 Original Issue Price by the Series A-3 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. Each share of Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D-1 Original Issue Price by the Series D-1 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion. The “Series A-1 Conversion Price” shall initially be equal to $0.4444, the “Series A-2 Conversion Price” shall initially be equal to $1.2918, the “Series A-3 Conversion Price” shall initially be equal to $3.2386, the “Series B Conversion Price” shall initially be equal to $6.0476, the “Series C Conversion Price” shall initially be equal to $7.9880, the “Series D Conversion Price” shall initially be equal to $11.7439, the “Series D-1 Conversion Price” shall initially be equal to $11.1747 and the “Series E Conversion Price” shall initially be equal to $18.86343. The Series A-1 Conversion Price, Series A-2 Conversion Price, Series A-3 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, and Series E Conversion Price are, individually or collectively, as applicable, the “Conversion Price.” Such Conversion Price, and the rate at which shares of Preferred Stock may be converted or deemed to convert into shares of Common Stock, shall be subject to adjustment as provided below.
4.1.2    Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.
4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
4.3    Mechanics of Conversion.
4.3.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.3.2    Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.
4.3.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to a Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
4.4    Adjustments to Conversion Price for Diluting Issues.
4.4.1    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(b)    “Series E Original Issue Date” shall mean the date on which the first share of Series E Preferred Stock was issued.
(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(d)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(i)    shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;
(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
(iii)    shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Corporation’s 2015 Stock Incentive Plan (as amended) or such other plan, agreement or arrangement in existence as of, or approved by the Board on or following, the Series E Original Issue Date;
(iv)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction in existence as of, or approved by the Board on or following, the Series E Original Issue Date;
(vi)    the Warrants (as such term is defined in that certain Series D-1 Preferred Stock Purchase Agreement, dated July 7, 2023, by and among the Corporation and the other parties thereto);
(vii)    shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation or business by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, in each case approved by the Board on or following the Series E Original Issue Date; or
(viii)    shares of Common Stock issued in connection with a firm underwritten public offering of the Corporation’s Common Stock pursuant to an effective registration statement.
4.4.2    No Adjustment of Conversion Price.
(a)    No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series E Majority Interest agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
(b)    No adjustment in the Series D-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the then outstanding shares of Series D-1 Preferred Stock (the “Series D-1 Majority Interest”) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
(c)    No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the then outstanding shares of Series D Preferred Stock (the “Series D Majority Interest”) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
(d)    No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the then outstanding shares of Series C Preferred Stock (the “Series C Majority Interest”) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
(e)    No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the then outstanding shares of Series B Preferred Stock (the “Series B Majority Interest”) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(f)    No adjustment in the Series A-3 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the of the then outstanding shares of Series A-3 Preferred Stock (the “Series A-3 Majority Interest”) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
(g)    No adjustment in the Series A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from a Series A-2 Majority Interest agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. For purposes hereof, a “Series A-2 Majority Interest” shall mean the vote or written consent of (i) each of Razor’s Edge Fund II, LP (“Razor’s Edge”), so long as Razor’s Edge or any of its Affiliates holds any shares of capital stock of the Corporation, and A/NPP Portfolio Holdings LLC (“Advance”), so long as Advance or any of its Affiliates holds any shares of capital stock of the Corporation, (ii) Advance and the holders of all of the then outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock not held by Razor’s Edge (or any of its Affiliates or transferees) or (iii) Razor’s Edge and the holders of all of the then outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock not held by Advance (or any of its Affiliates or transferees).
(h)    No adjustment in the Series A-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the of the then outstanding shares of Series A-1 Preferred Stock (the “Series A-1 Majority Interest”) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3    Deemed Issue of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price applicable to a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, such Conversion Price computed upon the original issue of such Option or Convertible Security

(or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) such Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) such Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than such Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price applicable to a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, such Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price applicable to a series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price applicable to a series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such

Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
4.4.4    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect immediately prior to such issuance or deemed issuance, then such Conversion Price shall be reduced, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 =CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
(a)    “CP2” shall mean the applicable Conversion Price of such series of Preferred Stock in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;
(b)    “CP1” shall mean the applicable Conversion Price of such series of Preferred Stock in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;
(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance or deemed issuance);
(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
4.4.5    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:
(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and
(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.
(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:
(i)    The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
4.4.6    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price applicable to a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series E Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price applicable to each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price applicable to each series of Preferred Stock in effect immediately before the combination with respect to each series of Preferred Stock shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event with respect to each series of Preferred Stock shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price applicable to such series of Preferred Stock then in effect by a fraction:
(1)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price applicable to each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price applicable to each series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.
4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.
4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.6, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock or Series

E Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price applicable to each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.
4.8    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price applicable to a series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect for each series of Preferred Stock owned and held by such holder, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Preferred Stock owned and held by such holder.
4.9    Notice of Record Date. In the event:
(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.
5.    Mandatory Conversion.
5.1    Trigger Events. (a) Immediately prior to (i) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an “IPO”), (x) resulting in at least $150,000,000 of gross proceeds to the Corporation and (y) in connection with which the Common Stock is listed for trading on the Nasdaq Stock Market, the New York Stock Exchange, or another nationally recognized exchange or marketplace approved by the Board, (ii) commencement of trading on the Nasdaq Stock Market, the New York, Stock Exchange, or another nationally recognized exchange or marketplace approved by the Board, following the effectiveness of the applicable registration statement in connection with the initial listing of the Common Stock for trading on such securities exchange by means of an effective registration statement filed by the Corporation with the Securities and Exchange Commission, without a related underwritten offering of such Common Stock, for which the Board determines that the aggregate value of shares to be registered in such initial listing is expected to be at least $150,000,000 at any time on the first day of trading (a “Direct Listing”), or (iii) the consummation of any transaction or series of related transactions pursuant to which the Corporation is merged into, or otherwise combines with, a special purpose acquisition company (a “SPAC”) listed on the Nasdaq Stock Market, the New York Stock Exchange, or another nationally recognized exchange or marketplace approved by the Board, or a subsidiary thereof, and the shares of capital stock of the Corporation outstanding immediately prior to such transaction or series of related transactions are converted into or exchanged for shares of capital stock listed on such exchange or marketplace that represent, immediately following such transaction or series of related transactions, a majority of the outstanding voting power of the surviving or resulting corporation, provided that the Board determines that the surviving or resulting corporation is expected to receive an aggregate of at least $150,000,000 from the release of cash funds from the trust account established at the initial public offering of the SPAC and/or the sale of equity securities of the Corporation, the SPAC or the surviving or resulting corporation immediately prior to or concurrently with the consummation of such transaction or series of related transactions (a “SPAC Transaction”, and any such sale or closing specified in the preceding clauses (i) and (iii), a “Specified Public Offering”, and any such event specified in the preceding clauses (i), (ii) and (iii), a “QPO”) or (b) upon the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders including, solely with respect to the Series E Preferred Stock, the vote of the Series E Majority Interest which shall include the vote or written consent of the New Money Series E Lead Investor (as defined in the Purchase Agreement) for so long as such holder qualifies as a New Money Series E Lead Investor thereunder (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (A) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (B) such shares may not be reissued by the Corporation; provided, however, that, in the event of any conversion pursuant to this Subsection 5.1 (whether pursuant to subsection (a) or (b)) in which the value of the shares held or to be held by a holder of Series D-1 Preferred Stock (“Series D-1 Post-Conversion Shares”) in respect of each share of Series D-1 Preferred Stock held immediately prior to any such conversion is not expected to be at least $22.3494 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock) at the time of consummation of the Specified Public Offering, Direct Listing or other conversion event (the “Series D-1 Conversion Threshold Price”) (in the case of a Direct Listing, SPAC Transaction or such other conversion event, as determined by the Board, including a majority of the Preferred Directors, in good faith, and in the case of an IPO, based on the initial public offering price to the public reflected on the cover page of the final prospectus relating to the IPO), then the Corporation shall issue or deliver, or cause to be issued or delivered, to each such holder of Series D-1 Preferred Stock upon such conversion or consummation of such Specified Public Offering, Direct Listing or other conversion event such additional number of Series D-1 Post-Conversion Shares as would result in the aggregate number of Series D-1 Post-Conversion Shares to be held in respect of each share of Series D-1 Preferred Stock having a value equal to the Series D-1 Conversion Threshold Price (in the case of a Direct Listing, SPAC Transaction or such other conversion event, as determined by the Board, including a majority of the Preferred Directors, in good faith, and in the case of an IPO, based on the initial public offering price to the public reflected on the cover page of the final prospectus relating to the IPO), unless the Corporation receives written notice from the Series D-1 Supermajority Holders agreeing that the right to receive such additional Series D-1 Post-Conversion Shares is waived on behalf of the holders of Series D-1 Preferred Stock.
5.2    Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to any Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
6.    Redemption. The shares of Preferred Stock shall not be redeemable at the option of any holder thereof, except as may be otherwise provided herein.
7.    Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.
8.    Waiver. Except as otherwise set forth herein, any of the specific rights, powers, preferences and other terms of a given series of Preferred Stock set forth herein may be waived or amended on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock then outstanding; provided, however, that for the avoidance of doubt, the affirmative consent or vote of the Series D-1 Supermajority Holders shall be required for any waiver or amendment of rights, powers, preferences and other terms of the Series D-1 Preferred Stock that specifically requires affirmative consent or vote of the Series D-1 Supermajority Holders hereunder, including as set forth in Subsection 2.6.1 and Subsection 5.1; provided further, however, that for the avoidance of doubt, the affirmative consent or vote of the Series E Majority Interest shall be required for any waiver or amendment of rights, powers, preferences and other terms of the Series E Preferred Stock that specifically requires affirmative consent or vote of Series E Majority Interest hereunder, including as set forth in Subsection 2.1, Subsection 2.6.1 and Subsection 5.1.
9.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
FIFTH: Subject to any additional vote required by this Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
SIXTH: Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board.
NINTH: To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.
TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.
ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons in clauses (i) and (ii) “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.
TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
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3.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
4.    That this Seventh Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Seventh Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 18th day of December, 2025.

By: /s/ John Serafini
John Serafini, Chief Executive Officer